Exhibit 21.1

SUBSIDIARIES OF

SUNSTONE HOTEL INVESTORS, INC.

BuyEfficient, LLC
EP Holdings, LLC

One Park Boulevard, LLC
Pension Holding Corporation
Pico Ventures, LLC
Rochester Bevflow, Inc.
Rochester RIBM Lessee, Inc.
RTS Lessee, Inc.
SHP DT Bevflow, Inc.
SHP Lessee Corp
SHP Lessee II Corp
SHP Lessee III Corp
Sun BB, LLC
Sun CHP I, Inc.
Sun SHP II, LLC
Sunstone 42nd Street Lessee, Inc.
Sunstone 42nd Street, LLC
Sunstone Atlantic Lender, LLC
Sunstone Big Beaver Lessee, Inc.
Sunstone Big Beaver, LLC
Sunstone Broadway, LLC
Sunstone Broadway Lender, LLC

Sunstone Canal, LLC
Sunstone Canal Lessee, Inc.
Sunstone Center Court Lessee, Inc.
Sunstone Center Court, LLC
Sunstone Century Lessee, Inc.
Sunstone Century, LLC
Sunstone Cowboy GP, LLC
Sunstone Cowboy Lessee GP, LLC
Sunstone Cowboy Lessee, LP
Sunstone Cowboy, LP
Sunstone Durante Lessee, Inc.
Sunstone Durante, LLC
Sunstone East Grand Lessee, Inc.

Sunstone East Grand, LLC

Sunstone East Pratt GP, LLC
Sunstone East Pratt Lessee, Inc.
Sunstone East Pratt, LP
Sunstone El Camino Lessee, Inc.
Sunstone El Camino, LLC
Sunstone Holdco I, LLC
Sunstone Holdco 3, LLC
Sunstone Holdco 4, LLC
Sunstone Holdco 5, LLC

Sunstone Holdco 6, LLC
Sunstone Holdco 7, LLC
Sunstone Holdco 8, LLC
Sunstone Holdco 9, LLC
Sunstone Hotel Acquisitions, LLC
Sunstone Hotel Partnership, LLC
Sunstone Hotel TRS Lessee, Inc.
Sunstone Hotels Rochester, LLC Sunstone Hotels, LLC
Sunstone Jamboree Lessee, Inc.
Sunstone Jamboree, LLC
Sunstone K9 Lessee, Inc.
Sunstone K9, LLC
Sunstone Kahler Lessee, Inc.
Sunstone Kahler, LLC
Sunstone KIS Lessee, Inc.
Sunstone KIS, LLC
Sunstone LA Airport Lessee, Inc.
Sunstone LA Airport, LLC
Sunstone LaSalle Lessee, Inc.
Sunstone LaSalle, LLC
Sunstone Leesburg Lessee, Inc.
Sunstone Leesburg, LLC
Sunstone Longhorn GP, LLC
Sunstone Longhorn Holdco, LLC
Sunstone Longhorn Lessee GP, LLC
Sunstone Longhorn Lessee, LP
Sunstone Longhorn, LP
Sunstone MacArthur Lessee, Inc.
Sunstone MacArthur, LLC
Sunstone Napa, LLC
Sunstone North State Lessee, Inc.
Sunstone North State, LLC
Sunstone Ocean Lessee, Inc.
Sunstone Ocean, LLC
Sunstone Outparcel, LLC
Sunstone Park, LLC

Sunstone Park Lessee, LLC

Sunstone Philly, LP
Sunstone Philly GP, LLC
Sunstone Philly Lessee, Inc.

Sunstone Pledgeco, LLC
Sunstone Quincy Lessee, Inc.
Sunstone Quincy, LLC
Sunstone Red Oak Lessee, Inc.

Sunstone Red Oak, LLC
Sunstone RP Collins Lessee, Inc.
Sunstone Sea Harbor Holdco, LLC
Sunstone Sea Harbor Lessee, Inc.
Sunstone Sea Harbor, LLC
Sunstone SH Hotels, LLC
Sunstone Sidewinder Lessee, Inc.
Sunstone Sidewinder, LLC
Sunstone Skyway Lessee, Inc.
Sunstone Skyway, LLC
Sunstone Top Gun Lessee, Inc.
Sunstone Top Gun, LLC
Sunstone Valley River Lessee, Inc.
Sunstone Valley River, LLC
Sunstone Westwood, LLC
Sunstone Wharf Lessee, Inc.
Sunstone Wharf, LLC
SWW No. 1, LLC
Times Square Hotel Operating Lessee, LLC
Times Square Hotel Owner, LLC
Times Square Hotel Sub, LLC
WB Sunstone-Portland, Inc.
WB Sunstone-Portland, LLC
WHP Hotel Owner 2A, LLC
WHP PPE Owner-1, LLC
WHP Texas Beverage 1, Inc.
WHP Texas Beverage 2, Inc.